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Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

        Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Sean P. Nolan, President and Chief Executive Officer, and Thomas J. Dee, Senior Vice President, Chief Financial Officer, of AveXis, Inc. (the "Company"), each hereby certifies that, to the best of his knowledge:

  1.
  The Company's Annual Report on Form 10-K for the period ended December 31, 2016 (the "Annual Report"), to which this Certification is attached as Exhibit 32.1, fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

  2.
  The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 16, 2017

/s/ SEAN P. NOLAN Sean P. Nolan President and Chief Executive Officer

Date: March 16, 2017

/s/ THOMAS J. DEE Thomas J. Dee Senior Vice President, Chief Financial Officer

        This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of AveXis, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.

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  Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER